SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 5, 2009

(Date of earliest event reported)

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

500 Expressway Drive South, Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Filing Sections

Document	1

Base	1

Cover Page	1

Table of Contents	2

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Signatures	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009, Richard G. Satin resigned as a member of Registrant’s Board of Directors and as the Registrant’s Vice President, General Counsel and Corporate Secretary. Mr. Satin has been a member of Registrant’s Board of Directors since February 1993 and at the time of his resignation was serving in Class III with a term to expire in 2012. Mr. Satin, a named executive officer, has been employed by Registrant as Vice President and General Counsel since January 1993 and has been Corporate Secretary of the Registrant since October 1991. From February 1994 until April 2008 Mr. Satin was Vice President of Operations of Registrant. As a result of Mr. Satin’s resignation the size of the Registrant’s Board of Directors will be reduced to five directors. Registrant has no disagreement with Mr. Satin on any matters relating to its operations, policies or practices.

The information in this Form 8-K is being furnished under Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Charles L. Kelly, Jr.
Charles L. Kelly, Jr.,
Chief Financial Officer

Dated: October 5, 2009

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